UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2008
SANTARUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation or Organization)		Identification No.)
3721 Valley Centre Drive, Suite 400, San Diego, California 92130
(Address of Principal Executive Offices) (Zip Code)
(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 10, 2008, Santarus, Inc. (“Santarus”) entered into a strategic collaboration with Cosmo Technologies Limited, an affiliate of Cosmo Pharmaceuticals S.p.A. (“Cosmo”), including a License Agreement (the “License Agreement”), Stock Issuance Agreement (the “Stock Issuance Agreement”) and Registration Rights Agreement (the “Registration Rights Agreement”), under which Santarus was granted certain exclusive rights to develop and commercialize budesonide and rifamycin SV pharmaceutical products using Cosmo’s proprietary multi-matrix, or MMX®, technology (the “Licensed Products”) in the United States, as further described below.
     Budesonide MMX is an oral corticosteroid currently being investigated in two multi-center phase III clinical trials involving more than 800 patients in North America and Europe for the induction of remission of mild-to-moderate ulcerative colitis. Budesonide MMX is designed to retain the effectiveness of classical corticosteroids, but with reduced side effects due to its targeted controlled release in the colon with minimal systemic absorption.
     Rifamycin SV MMX is a broad spectrum, semi-synthetic antibiotic that also has targeted release characteristics when taken orally. The application of MMX technology to rifamycin SV allows the antibiotic to be delivered directly to the colon, with the goal of minimizing unwanted effects on the bacterial flora in the small intestine. Cosmo has completed a phase II clinical program in traveler’s diarrhea.
     The Licensed Products are formulated using Cosmo’s patented MMX Multi Matrix System® technology. MMX is a proprietary technology platform designed to produce a controlled release, homogeneous local application of the active pharmaceutical ingredient throughout the colon, thereby limiting systemic absorption and offering an opportunity for reduced side effects. The MMX technology is covered by two issued U.S. patents that expire in mid-2020, and additional patent applications are pending at the U.S. Patent and Trademark Office.
     License Agreement
     Under the License Agreement, Cosmo granted Santarus the exclusive right to develop, market and commercialize the Licensed Products in the U.S.
     In partial consideration of the licenses granted under the License Agreement, Santarus will issue 6,000,000 shares of Santarus common stock, par value $0.0001 per share (“Common Stock”) and will make an upfront cash payment of $2,500,000, within three days following the date of the License Agreement. Santarus may also pay Cosmo up to a total of $9.0 million in clinical and regulatory milestones for the initial indications for the Licensed Products, up to $6.0 million in clinical and regulatory milestones for a second indication for rifamycin SV MMX and up to $57.5 million in commercial milestones. The milestones may be paid in cash or through issuance of additional shares of Common Stock, at Cosmo’s option, subject to certain limitations.
     Santarus will pay tiered royalties to Cosmo ranging from 12% to 14% on net sales of any Licensed Products sold by Santarus. The royalties are subject to reduction in certain circumstances, including in the event of market launch in the U.S. of a generic version of a Licensed Product. Santarus’ obligation to pay the specified royalties under the License Agreement will continue for the life of the relevant patents (including certain patent applications) covering each Licensed Product (the “Patent Rights”). Following expiration of the Patent Rights, the parties have agreed to negotiate in good faith a reduced royalty arrangement for the continued use of Cosmo’s know-how and trademarks related to the Licensed Products.
     Cosmo and its European licensee will be responsible for conducting two ongoing phase III clinical trials for the budesonide MMX product related to induction of remission of mild-to-moderate ulcerative colitis, with oversight from Santarus for the U.S. registration trial (the “Budesonide MMX Phase III Trials”) and thereafter will transfer all of the related U.S. regulatory filings to Santarus. The protocols for both phase III clinical trials have been reviewed and approved by the U.S. Food and Drug Administration (“FDA”) under Special Protocol Assessments and have been reviewed and approved by two European agencies. Assuming successful completion of the phase III clinical program and an extended use safety trial, a New Drug Application submission is planned for the second half of 2010.
     Santarus will be responsible for conducting one phase III U.S. registration clinical trial related to traveler’s diarrhea for the rifamycin SV MMX product (the “Rifamycin SV MMX Phase III Trial”). Cosmo, or its European licensee, will be responsible for conducting a second phase III clinical trial for rifamycin SV MMX in the same indication, and Cosmo will transfer the related U.S. regulatory filings to Santarus prior to initiation of such trials. A pre-IND meeting has been requested with the FDA and is expected to take place in the first quarter of 2009.
     Santarus will be responsible for one-half of the total out-of-pocket costs associated with the Budesonide MMX Phase III Trials and for all of the out-of-pocket costs for the Rifamycin SV MMX Phase III Trial. In addition, on or before January 31, 2009, Santarus will reimburse Cosmo for approximately $2.8 million of out-of-pocket costs incurred in connection with the conduct of the ongoing Budesonide MMX Phase III Trials through mid-November 2008. In the event that additional clinical work is required to obtain U.S. regulatory approval for the Licensed Products, the parties will agree on cost sharing. Cosmo is responsible for any additional pre-clinical costs for rifamycin SV MMX and for any product development and scale-up costs for either of the Licensed Products.
     Santarus has agreed to use commercially reasonable efforts to market, promote and sell each of the Licensed Products, including launching such product within 12 months following receipt of U.S. regulatory approval, utilizing a minimum number of field sales representatives during the first year following launch and spending specified minimum amounts on its sales and marketing efforts during the first three years following launch.
     During the term of the License Agreement, each of Cosmo and Santarus have agreed not to market or sell any product which contains as an active ingredient, with respect to the budesonide MMX, anti-inflammatory corticosteroids for ulcerative colitis and other approved indications for such product, and with respect to the rifamycin SV MMX, antibiotics belonging to the ansamycin family for traveler’s diarrhea and other approved indications for such product.

     Cosmo will manufacture and supply all of Santarus’ requirements of Licensed Products during the term of the License Agreement. The parties have agreed to enter into a supply agreement prior to the submission of the first new drug application for a Licensed Product.
     The term of the License Agreement will continue until 50 years following the expiration of the Patent Rights. Santarus may withdraw from the License Agreement for one or both Licensed Products upon 60 days prior written notice to Cosmo in the event that either such product fails to achieve the primary endpoints in the applicable phase III clinical trial within five years following the date of the License Agreement or the clinical trials with respect to such product are not sufficient to obtain U.S. regulatory approval within five years following the date of the License Agreement. In addition, either party may terminate the License Agreement in the event of the other party’s uncured material breach.
     Stock Issuance Agreement/Registration Rights Agreement
     In partial consideration of the licenses granted under the License Agreement, Santarus will issue to Cosmo 6,000,000 shares of Common Stock within three days following the date of the License Agreement. In addition, Santarus will also make payments to Cosmo upon the achievement of certain development and commercial milestones, which milestones may be paid in cash or through issuance of additional shares of Common Stock, at Cosmo’s option. Santarus’ obligation to issue additional shares of Common Stock to Cosmo upon the achievement of one or more milestones is subject to certain limitations, including that the total number of shares of Common Stock issued to Cosmo, including the initial 6,000,000 shares, shall not exceed 10,300,000 shares. Any such additional shares to be issued will be valued at the average daily closing price of the Common Stock as reported on the Nasdaq Global Market for the 30 consecutive trading days ending on the day immediately prior to the achievement of the applicable milestone.
     Santarus relied on the exemption from registration contained in Section 4(2) of the Securities Act, and Regulation D, Rule 506 thereunder, in connection with the issuance of the shares of Common Stock to a single accredited investor, Cosmo Technologies Limited. The aggregate number of shares which could be issued under the Stock Issuance Agreement is less than the maximum number of shares which, under the rules of the Nasdaq Global Market, Santarus may issue to Cosmo without approval of our stockholders.
     Cosmo has agreed that for the 15 months following the date of issuance of the initial 6,000,000 shares of Common Stock (the “Initial Closing Date”) and for the six months following the issuance of any shares of Common Stock upon achievement of milestones, it will not transfer or dispose of any of the shares of Common Stock issued under the Stock Issuance Agreement. In addition, Cosmo has agreed that for the two years following the Initial Closing Date, neither it nor its affiliates will acquire beneficial ownership of additional shares of Common Stock, other than under the Stock Issuance Agreement, subject to certain exceptions.
     The Registration Rights Agreement requires Santarus to file a registration statement with respect to the resale of shares of Common Stock issued pursuant to the Stock Issuance Agreement within 45 days following the Initial Closing Date and to use best efforts to have such registration statement declared effective by the Securities and Exchange Commission within 90 days following the Initial Closing Date (or within 120 days following the Initial Closing Date in the event that the Securities and Exchange Commission reviews and provides written comments to the registration statement).
     Amendment to Rights Plan
     On December 10, 2008, Santarus and American Stock Transfer & Trust Company entered into the Second Amendment to Rights Agreement (the “Second Amendment”) amending the Company’s Rights Agreement dated as of November 12, 2004 (the “Rights Agreement”), as amended by that certain First Amendment to Rights Agreement dated April 19, 2006 (the “First Amendment”). The Rights Agreement is attached as an exhibit to the Company’s report on Form 8-K filed on November 17, 2004. The First Amendment is attached as an exhibit to the Company’s report on Form 8-K filed on April 21, 2006. Defined terms used in this report and not otherwise defined herein have the meanings set forth in the Rights Agreement.
     The Second Amendment modifies the definition of “Acquiring Person” in the Rights Agreement to exclude Cosmo Technologies Limited, together with all of its affiliates and associates (the “Cosmo Companies”), but only so long as (A) the Cosmo Companies beneficially own less than 10,300,000 of Santarus’ outstanding Common Stock, (B) all of the shares of Common Stock beneficially owned by the Cosmo Companies are acquired pursuant to or otherwise in accordance with the terms of the Stock Issuance Agreement, and (C) the Cosmo Companies report or are required to report such ownership on Schedule 13G or Schedule 13D of the Securities Exchange Act of 1934, as amended (or any comparable or successor report), which Schedule 13G or Schedule 13D does not state or is not required to state any present intention to hold such shares of Common Stock with the purpose or effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect.
     The Rights Agreement, as modified by the First Amendment and the Second Amendment, remains in full force and effect.
     The foregoing description of the terms of the License Agreement, the Stock Issuance Agreement and the Registration Rights Agreement is qualified in its entirety by reference to the provisions of the License Agreement, the Stock Issuance Agreement and the Registration Rights Agreement, which will be filed as exhibits to Santarus’ Annual Report on Form 10-K for the fiscal year ending December 31, 2008. The foregoing description of the terms of the Second Amendment is qualified in its entirety by reference to the provisions of the Second Amendment, a copy of which is attached hereto as Exhibit 4.1 and is incorporated by reference.
     Statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements. These forward-looking statements include statements regarding the development timelines for budesonide MMX and rifamycin SV MMX. The inclusion of forward-looking statements should not be regarded as a representation by Santarus that these timelines will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Santarus’ business, including, without limitation, risks detailed in Santarus’ prior press releases and public periodic filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Santarus undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.
Item 3.02. Unregistered Sales of Equity Securities.
     The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.
Item 3.03. Material Modification to Rights of Security Holders.
     The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
4.1	Second Amendment to Rights Agreement, dated December 10, 2008, between Santarus and American Stock Transfer and Trust Company

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.
Date: December 15, 2008	By:	/s/ Gerald T. Proehl
	Name:	Gerald T. Proehl
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Amendment to Rights Agreement, dated December 10, 2008, between Santarus and American Stock Transfer and Trust Company